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                                                                    EXHIBIT 23.1

                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Turnstone Systems, Inc.

     We consent to the use of our report dated November 5, 1999 on the balance sheet of Turnstone Systems, Inc., as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the period from January 2, 1998 (inception) to December 31, 1998, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Mountain View, California
November 22, 1999